UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 10, 2010

NRG Energy, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15891	41-1724239
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

211 Carnegie Center, Princeton, New Jersey		08540
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	609-524-4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

The Investment and Option Agreement

On May 10, 2010, Nuclear Innovation North America LLC (“NINA”), the nuclear development company jointly owned by NRG Energy, Inc. (“NRG”) and Toshiba Corporation and NINA Investments Holdings LLC, a wholly-owned subsidiary of NINA (“NINA Holdings” or the “Company”), entered into an Investment and Option Agreement (the “Agreement”), dated as of May 10, 2010 (the “Agreement Date”), with TEPCO Nuclear Energy America LLC (“Investor”). In furtherance of the transactions contemplated by the Agreement, simultaneously with the execution of the Agreement, NRG, NINA, The Tokyo Electric Power Company, Incorporated, a Japanese corporation and the parent company of Investor (“TEPCO”), and Investor entered into a Parent Company Agreement (the “Parent Company Agreement”), dated as of the Agreement Date, and TEPCO delivered to the Company a TEPCO Limited Guaranty, guaranteeing the payment and performance of the obligations of Investor under the Agreement to be performed at or prior to the initial closing of the transactions under the Agreement (the “Initial Closing”), dated as of the Agreement Date.

At the Initial Closing, Investor will invest $125 million in cash in the Company (the “Initial Investment”) in exchange for a 10% limited liability company interest in the Company and will pay to the Company $30 million in cash (the “Option Premium”) in exchange for the option (the “Option”) to purchase an additional 10% limited liability company interest in the Company (the “Additional Investor Interests”).

The transaction is subject to customary closing conditions and regulatory approvals, including that the Investor shall have received a copy of an executed conditional loan guarantee commitment from the U.S. Department of Energy in favor of North America Investments LLC, a wholly-owned subsidiary of the Company (“NINA Investments”), with respect to the construction and permanent debt financing of the two additional electric generating units (“STP 3 & 4”) currently being developed by NINA at the South Texas Project (the “Project”), and such commitment shall have been accepted by NINA Investments and shall be in full force and effect.

The Option can be exercised by Investor at any time during the period commencing on the date of the Initial Closing and ending on May 10, 2011. Exercise of the Option is irrevocable by Investor unless Investor fails to receive a required regulatory consent by the Option closing, which generally must occur no later than 30 days after delivery of Investor’s Option exercise notice. In connection with the exercise of the Option, Investor is obligated to deliver to the Company a limited guaranty of TEPCO in an agreed form pursuant to which TEPCO will guaranty Investor’s funding obligations under the Option.

Consummation of the Option is not subject to any closing conditions. At the closing of the Option, Investor shall pay to the Company $125 million in cash (the “Exercise Price”) plus an amount in cash (the “Catch-Up Contributions”) equal to 10% of the aggregate amount of all cash contributions made to NINA Holdings by its members in respect of capital calls issued by the Company after the Initial Closing.

The Agreement further provides that from and after the Initial Closing, NINA shall indemnify and hold harmless Investor and its subsidiaries, officers and directors, agents and affiliates (the “TEPCO Group”) against all losses incurred directly or indirectly by any member of the TEPCO Group arising out of (i) the failure of any of the representations and warranties of NINA or the Company to be true and correct at and as of the Agreement Date and the Initial Closing date except for such representations and warranties that are made at and as of an earlier date, in which case at and as of such earlier date, and (ii) any breach of any of the covenants, obligations or agreements of NINA or the Company under the Agreement. In no event shall NINA’s liability for all indemnity claims under the Agreement exceed the actual amount invested by Investor pursuant to the terms of the Agreement.

The Parent Company Agreement

The Investor has provided a similar indemnity of the Company which is also subject to the foregoing limitations and survival periods, as applicable.

In connection with the execution of the Agreement, NRG, NINA, TEPCO and Investor entered into the Parent Company Agreement, which agreement shall become effective at the Initial Closing.

Pursuant to the Parent Company Agreement, NRG shall not, and shall not permit any of its affiliates to, take or permit any action that would result in NRG failing to own and control, directly or indirectly, at least 35% of the net beneficial ownership interests in each Unit (the “NRG Hold Requirement”) until the earlier of (x) the 5th anniversary of the commercial operation date of STP 3 & 4, and (y) the date that Investor ceases to hold, directly or indirectly, at least 10% of the ownership interests of NINA Holdings. In the event Investor and NINA agree to, directly or indirectly, dispose of any interests in the Project for purposes of funding an investment in a future advanced boiling water reactor project, TEPCO shall be deemed to have automatically waived the NRG Hold Requirement.

The Parent Company Agreement further provides that during the 90-day period from and after the date on which a change of control in NRG has occurred, Investor has the right to sell to NRG and, if Investor exercises such right, NRG will have the obligation to buy, all, but not less than all, of its limited liability company interests in the Company (the “Investor Put Right”) at a purchase price equal to the greater of (i) the sum of (x) the Initial Investment plus (y) the total capital contributions made by Investor (which includes the Exercise Price and the Catch-up Contributions but not the Option Premium) through the date of such purchase, and (ii) the fair market value of its limited liability company interests in the Company. For purposes of the Investor Put Right, “control” means (a) the right to more than 50% of the distributions or more than 50% of the economic or beneficial interest in NRG and (b) the power or authority to exercise a controlling influence over the management of NRG. Consummation of the Investor Put Right will generally occur on the date that is the later to occur of the consummation of the change in control of NRG and the 75th day after Investor exercises the Investor Put Right. The Investor Put Right shall terminate on, if not exercised prior to, the 5th anniversary of the commercial operation date of STP 3 & 4.

Investor agreed that other than in connection with the exercise of the Investor Put Right, it will not dispose of all or any portion of its limited liability company interests in the Company to any person prior to the commercial operation date of STP 3 & 4 without the approval of the board of managers of the Company.

The Agreement and Parent Company Agreement will be filed as exhibits to NRG’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010.

Item 8.01 Other Events

On May 10, 2010 NRG issued a press release regarding NINA’s agreement with TEPCO to partner in the two new nuclear units at the South Texas Project. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1 – Press Release, dated May 10, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc.

May 11, 2010	By:	/s/ Michael R. Bramnick

Name: Michael R. Bramnick
Title: Sr. Vice President & General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated May 10, 2010